Exhibit 99.1
FOR IMMEDIATE RELEASE
Tuesday, November 3, 2009

REHABCARE REPORTS THIRD QUARTER 2009 RESULTS

•	Diluted earnings per share attributable to RehabCare increases to $0.37, including $2.2 million pre-tax external merger and acquisition related expenses, or $.07 per share after tax

•	Third quarter consolidated operating revenues increase 14.7% compared to the prior year quarter; Company on track for strong year of revenue and earnings growth

•	Skilled Nursing Rehabilitation Services and Hospital Rehabilitation Services divisions exceed outlook for operating earnings margins

•	Hospital earnings impacted by start-up losses and expenses related to merger and acquisition activities

ST. LOUIS, MO, November 3, 2009--RehabCare Group, Inc. (NYSE:RHB) today reported financial results for the quarter and nine months ended September 30, 2009.  Comparative results for the quarter and nine months follow.

	Third	Second	Third	Nine Months Ended
	Quarter	Quarter	Quarter	September 30,
Amounts in millions, except per share data	2009	2009	2008	2009	2008

Consolidated Operating Revenues	$208.0	$205.2	$181.4	$614.7	$543.4
Consolidated Operating Earnings	10.5	12.8	7.1	37.6	23.4
Consolidated Net Earnings from Continuing Operations	5.7	7.4	3.7	21.5	12.2
Loss from Discontinued Operations, Net of Tax (a)	—	(0.9)	(0.3)	(0.8)	(0.5)
Consolidated Net Earnings	5.7	6.5	3.4	20.7	11.7
Net Losses Attributable to Noncontrolling Interests	1.1	0.4	0.6	1.6	1.3
Net Earnings Attributable to RehabCare	6.8	6.9	4.0	22.3	13.0
Diluted Earnings per Share Attributable to RehabCare:
Earnings from Continuing Operations, Net of Tax	0.37	0.43	0.24	1.28	0.76
Net Earnings	0.37	0.38	0.22	1.24	0.73

SRS Operating Revenues	123.4	123.8	112.2	370.3	339.2
SRS Operating Earnings	9.8	9.1	6.7	29.4	16.9

HRS Inpatient Operating Revenues	32.9	32.9	30.8	97.6	90.4
HRS Outpatient Operating Revenues	12.1	12.2	10.8	35.6	31.6
HRS Operating Revenues	45.0	45.1	41.6	133.2	122.0
HRS Operating Earnings	8.2	7.7	6.2	22.2	16.2

Hospital Operating Revenues	39.7	36.3	27.5	111.2	82.2
Hospital Operating Loss	(7.6)	(3.8)	(5.5)	(13.7)	(9.1)

(a)
The $0.9 million after-tax loss from discontinued operations in the second quarter of 2009 includes a $0.7 million loss on the sale of the Company’s Phase 2 Consulting business on June 1, 2009 and a $0.2 million after-tax loss from Phase 2’s discontinued operating activities.

-MORE-

REHABCARE REPORTS THIRD QUARTER 2009 RESULTS                                                             Page 2

“Our Skilled Nursing Rehabilitation Services (SRS) and Hospital Rehabilitation Services (HRS) divisions surpassed our margin expectations in the third quarter and are on pace for a full year of strong earnings growth,” said John H. Short, Ph.D, RehabCare President and Chief Executive Officer.  “Year-over-year operating revenues also continue to grow at a healthy rate across all divisions.  Furthermore, our SRS and HRS divisions had great success with contract signings in the quarter, despite a period of economic instability and legislative uncertainty for healthcare administrators.
“Our Hospital division improved same store operating performance sequentially, but incurred incremental expenses related to merger and acquisition activities, as well as start-up losses for Greater Peoria Specialty Hospital, our new long-term acute care hospital (LTACH) in Peoria, IL.  The division also was impacted by an operating loss at Dallas LTAC Hospital, which we acquired on June 30 and where the operational turnaround has been slower than expected.  We continue to address transitory issues within the division to reach breakeven operating earnings run rate by the end of the 2010 second quarter.”

Financial Overview of Third Quarter

Consolidated operating revenues for the third quarter of 2009 were $208.0 million, a 14.7% increase compared to $181.4 million in the 2008 third quarter.
Consolidated net earnings attributable to RehabCare were $6.8 million, a 69.0% increase, in the third quarter of 2009 compared to $4.0 million in the prior year quarter. Diluted earnings per share attributable to RehabCare for the third quarter of 2009 was $0.37, which includes $2.2 million pre-tax external merger and acquisition related expenses, or $.07 per diluted share after tax, compared to $0.22 in the third quarter of 2008.
Operating revenues in the Skilled Nursing Rehabilitation Services division increased 9.9% from $112.2 million in the third quarter of 2008 to $123.4 million in the third quarter of 2009, driven by a contract therapy same store revenue increase of 10.0%.  The division had a net gain of 23 units over the third quarter of 2008 and a net gain of 33 from the second quarter of 2009.  On September 30, 2009, SRS operated in 1,098 contract therapy locations compared to 1,075 locations at the end of the third quarter of 2008 and 1,065 locations at the end of the second quarter of 2009.  The Company signed 65 new contracts in the third quarter of 2009 compared to 53 in the third quarter of 2008 and 44 in the second quarter of 2009.
The SRS division’s operating earnings were $9.8 million, or 8.0% of revenue, compared to $6.7 million, or 5.9% of revenue, in the third quarter of 2008.  The 47.6% year-over-year gain is a result of improved operating performance and better leveraging of selling, general and administrative costs.
The Hospital Rehabilitation Services division’s third quarter 2009 operating revenues increased 8.3% to $45.0 million, compared to $41.6 million in the third quarter of 2008.  Inpatient operating revenues improved 6.9% and inpatient rehabilitation facility (IRF) same store discharges increased 0.5% compared to third quarter 2008.  The average revenue per inpatient program increased 9.1% due to an improvement in contract mix.  Outpatient operating revenues increased 12.3% as the average number of programs increased by 9.0% and same store revenues increased 7.8%.

-MORE-

REHABCARE REPORTS THIRD QUARTER 2009 RESULTS                                                             Page 3

At September 30, 2009, HRS operated 154 programs compared to 156 both at the end of the third quarter of 2008 and the end of the second quarter of 2009.  The division operated 110 IRF programs at the end of the 2009 third quarter compared to 111 at the beginning of the quarter and 110 a year ago. The division had no IRF openings and one IRF closing during the third quarter.  There were six HRS contract signings in the third quarter, three IRFs and three subacute units.  At quarter end, the number of signed but unopened contracts was eight, five of which were IRFs, compared to a backlog of two at the end of the second quarter.
HRS operating earnings increased 31.6% to $8.2 million, or 18.2% of revenue, in the third quarter of 2009 compared to $6.2 million, or 15.0% of revenue, in the 2008 third quarter.  The year-over-year gain is a result of improved contract terms and corporate and division realignment of selling, general and administrative costs.
Operating revenues in the Hospital division for the third quarter of 2009 increased $3.4 million, or 9.3%, sequentially to $39.7 million.  Same store discharges decreased 3.5% sequentially as two of the division’s IRFs limited admissions in July and August to achieve compliance with the 60% Rule.  The division incurred an operating loss of $7.6 million in the third quarter of 2009 compared to an operating loss of $3.8 million in the second quarter of 2009.  The $3.8 million sequential increase in operating losses was due to a $1.6 million increase in total merger and acquisition related expenses, a $1.2 million increase in start-up losses for Greater Peoria Specialty Hospital and a $1.8 million operating loss at Dallas LTAC Hospital.  The division’s same store operating performance improved sequentially by $0.5 million.  The division currently operates a total of 13 hospitals, including six IRFs and seven LTACHs.

Balance Sheet and Liquidity

At September 30, 2009, the Company had $34.5 million in cash and cash equivalents and $26.7 million in outstanding debt.  Net debt (outstanding debt less cash and cash equivalents) has been reduced by $37.5 million since the beginning of the year.  Days sales outstanding decreased to 61.1 days at September 30, 2009 from 70.1 days at September 30, 2008.
For the nine months ended September 30, 2009, the Company generated cash from operations of $46.6 million and expended $8.9 million for capital expenditures, principally related to companywide information systems, equipment for the start-up of Greater Peoria Specialty Hospital and hospital facility maintenance capital.

Legislative Update

Congress continues healthcare reform efforts, with both chambers working to reconcile their respective bills, and may vote later this year.  Current legislation favorably addresses the Company’s key regulatory objectives, including providing an extension of the Part B Therapy Caps exceptions process through 2011, replacing a scheduled 21% reduction in Medicare payments to physicians with a 0.5% increase for one year and extending LTACH reimbursement clarity until 2013.  The Company remains engaged in the legislative process through its affiliated trade groups and independent efforts.
On October 1, final rules for FY2010 Medicare reimbursement were implemented, providing a net 2.8% rate increase for RehabCare’s freestanding IRFs and a net 1.4% increase for its LTACHs.  The net 1.1% rate decrease for skilled nursing facilities will likely result in flat pricing in the Company’s SRS division through 2010.

-MORE-

REHABCARE REPORTS THIRD QUARTER 2009 RESULTS                                                              Page 4

Outlook

The Company does not provide revenue and earnings per share guidance, but provides the following outlook for the remainder of 2009 and for 2010:
•	The Company anticipates strong consolidated revenue and net earnings growth for the full year 2009 and 2010.
•
The Skilled Nursing Rehabilitation Services division expects 6.5% - 7.5% operating earnings margins for the remainder of 2009 and in 2010, driven by mid-single digit year-over-year same store revenue growth. The division expects modest unit growth in the 2009 fourth quarter and in 2010.

•
The Hospital Rehabilitation Services division expects 15% - 17% operating earnings margins, 2% - 4% year-over-year growth in IRF same store discharges and flat unit growth in the 2009 fourth quarter and in 2010.

•
The Hospital division expects total year operating losses of $16.0 - $17.0 million, which includes approximately $3.5 million in external merger and acquisition related expenses incurred through September 30, 2009.  For full year 2009, revenue is expected to be $154 - $156 million.  The Company expects a breakeven operating earnings run rate by the end of the second quarter of 2010 and to achieve breakeven operating earnings for the full year 2010.

•	The effective tax rate is anticipated to approximate 39% for 2009 and 2010 after consideration of noncontrolling interests and equity income.
•	The Company expects continued strong operating cash flow with DSO in the range of 60 to 65 days.
•	Capital expenditures are anticipated to be approximately $3.0 million for the remainder of 2009, principally related to information systems investments, and $13.0 million in 2010.

Conclusion

“Another quarter of double-digit revenue and earnings growth over 2008 reflects the continual efforts of our contract management divisions to grow the business, improve operational performance and deliver enhanced value to our customers.  With our continued technology investments and broad array of services across the post-acute continuum, we remain in a great position to compete in an ever-evolving post-acute marketplace,” said Dr. Short.

About RehabCare Group

Established in 1982 and headquartered in St. Louis, MO, RehabCare (www.rehabcare.com) is a leading provider of rehabilitation program management services in partnership with over 1,250 hospitals and skilled nursing facilities in 41 states.  The Company also operates freestanding rehabilitation hospitals and long-term acute care hospitals across the country.  RehabCare is included in the Russell 2000 and Standard and Poor’s Small Cap 600 Indices.

-MORE-

REHABCARE REPORTS THIRD QUARTER 2009 RESULTS                                                              Page 5

RehabCare will host a conference call on November 3, 2009, beginning at 5:00 PM Eastern time.  Listeners may access the call by dialing (800) 640-9765, confirmation number 25516586, or in a listen-only mode through the Company’s website at http://www.rehabcare.com/investors/webcasts.htm.  A replay of the call will be available beginning at approximately 7:00 PM Eastern Time today by dialing (877) 213-9653, confirmation number 25516586.  An online archive of the conference call will remain on the Company’s website through January 4, 2010.
This press release contains forward-looking statements that are made pursuant to the safe harbor provisions of the Private Securities Litigation Reform Act of 1995. Such statements are based on the Company’s current expectations and could be affected by numerous factors, risks and uncertainties discussed in the Company’s filings with the Securities and Exchange Commission, including its most recent annual report on Form 10-K, subsequent quarterly reports on Form 10-Q and current reports on Form 8-K. Do not rely on forward-looking statements as the Company cannot predict or control many factors that affect its ability to achieve the results estimated.  The Company makes no promise to update any forward- looking statements as a result of changes in underlying factors, new information, future events or otherwise.

CONTACT: RehabCare Group, Inc.
Financial: Jay W. Shreiner, Chief Financial Officer
Press: Donna Lee, Office of the CEO
(314) 863-7422

-MORE-

REHABCARE REPORTS THIRD QUARTER 2009 RESULTS                                                        Page 6

I. Condensed Consolidated Statements of Earnings
(Unaudited; amounts in thousands, except per share data)

	Three Months Ended			Nine Months Ended
	Sept. 30,	June 30,	Sept. 30,	Sept. 30,	Sept. 30,
	2009	2009	2008	2009	2008

Operating revenues	$208,040	$205,164	$181,350	$614,735	$543,353
Costs and expenses:
Operating	170,020	164,290	148,955	494,832	442,325
Selling, general and administrative	23,813	24,259	21,735	70,922	66,772
Depreciation and amortization	3,727	3,783	3,580	11,379	10,860
Total costs and expenses	197,560	192,332	174,270	577,133	519,957

Operating earnings	10,480	12,832	7,080	37,602	23,396

Interest income	—	4	29	19	104
Interest expense	(498)	(549)	(847)	(1,619)	(3,152)
Other income (expense), net	3	—	(4)	4	24
Equity in net income of affiliates	52	108	143	326	441

Earnings from continuing operations before income taxes	10,037	12,395	6,401	36,332	20,813
Income tax expense	4,331	4,965	2,735	14,799	8,639
Earnings from continuing operations	5,706	7,430	3,666	21,533	12,174
Loss from discontinued operations	(16)	(882)	(280)	(847)	(511)
Net earnings	5,690	6,548	3,386	20,686	11,663
Net loss attributable to noncontrolling interests	1,067	335	612	1,614	1,339
Net earnings attributable to RehabCare	$6,757	$6,883	$3,998	$22,300	$13,002

Amounts attributable to RehabCare:
Earnings from continuing operations	$6,773	$7,765	$4,278	$23,147	$13,513
Loss from discontinued operations	(16)	(882)	(280)	(847)	(511)
Net earnings	$6,757	$6,883	$3,998	$22,300	$13,002

Diluted EPS attributable to RehabCare:
Earnings from continuing operations	$0.37	$0.43	$0.24	$1.28	$0.76
Loss from discontinued operations	—	(0.05)	(0.02)	(0.04)	(0.03)
Net earnings	$0.37	$0.38	$0.22	$1.24	$0.73

Weighted average diluted shares	18,282	18,097	17,824	18,050	17,773

-MORE-

REHABCARE REPORTS THIRD QUARTER 2009 RESULTS                                                              Page 7

II. Condensed Consolidated Balance Sheets
(Amounts in thousands)

	Unaudited
	September 30,	December 31,
	2009	2008
Assets
Cash and cash equivalents	$34,541	$27,373
Accounts receivable, net	137,681	139,197
Deferred tax assets	14,750	14,876
Other current assets	8,016	7,165
Total current assets	194,988	188,611

Property and equipment, net	42,141	37,851
Goodwill	173,462	171,365
Intangible assets	25,571	28,944
Investment in unconsolidated affiliate	4,725	4,772
Other assets	6,132	6,863
	$447,019	$438,406
Liabilities & Equity
Current portion of long-term debt	$444	$—
Payables & accruals	98,572	91,327
Total current liabilities	99,016	91,327

Long-term debt, less current portion	26,273	57,000
Other non-current liabilities	14,137	12,279
Stockholders’ equity	294,369	267,772
Noncontrolling interests	13,224	10,028
	$447,019	$438,406

III. Condensed Consolidated Statements of Cash Flows
(Unaudited; amounts in thousands)
	Nine Months Ended
	September 30,
	2009	2008

Net cash provided by operating activities	$46,623	$32,000
Net cash used in investing activities	(9,918)	(12,528)
Net cash used in financing activities	(29,537)	(17,332)

Net increase in cash and cash equivalents	7,168	2,140
Cash and cash equivalents at beginning of period	27,373	10,265
Cash and cash equivalents at end of period	$34,541	$12,405

Supplemental information:
Additions to property and equipment	$(8,932)	$(12,689)

-MORE-

REHABCARE REPORTS THIRD QUARTER 2009 RESULTS                                                  Page 8

IV. Operating Statistics (Unaudited; dollars in thousands)

	Third	Second	Third	Nine Months Ended
	Quarter	Quarter	Quarter	September 30,
	2009	2009	2008	2009	2008
Skilled Nursing Rehabilitation Services
Operating revenues	$123,350	$123,787	$112,246	$370,285	$339,174
Operating expenses	99,631	100,134	91,558	298,763	278,496
Selling, general and administrative	12,321	12,967	12,376	37,305	38,589
Depreciation and amortization	1,564	1,578	1,651	4,820	5,158
Operating earnings	$9,834	$9,108	$6,661	$29,397	$16,931
Operating earnings margin	8.0%	7.4%	5.9%	7.9%	5.0%

Average number of contract therapy locations	1,089	1,068	1,071	1,077	1,062
End of period number of contract therapy locations	1,098	1,065	1,075	1,098	1,075

Patient visits (in thousands)	2,011	2,017	1,879	6,033	5,687

Hospital Rehabilitation Services
Operating revenues
Inpatient Rehabilitation Facility (IRF)	$31,092	$31,257	$28,405	$92,367	$83,207
Subacute	1,834	1,662	2,395	5,221	7,232
Total Inpatient	$32,926	$32,919	$30,800	$97,588	$90,439
Outpatient	12,113	12,178	10,791	35,614	31,557
Total HRS	$45,039	$45,097	$41,591	$133,202	$121,996
Operating expenses	31,451	31,007	29,302	93,092	86,797
Selling, general and administrative	4,831	5,806	5,448	16,127	17,013
Depreciation and amortization	561	624	612	1,831	2,008
Operating earnings	$8,196	$7,660	$6,229	$22,152	$16,178
Operating earnings margin	18.2%	17.0%	15.0%	16.6%	13.3%

Average number of programs
IRF	111	113	109	112	107
Subacute	9	9	14	9	14
Total Inpatient	120	122	123	121	121
Outpatient	36	36	33	36	33
Total HRS	156	158	156	157	154

End of period number of programs
IRF	110	111	110	110	110
Subacute	9	9	13	9	13
Total Inpatient	119	120	123	119	123
Outpatient	35	36	33	35	33
Total HRS	154	156	156	154	156

IRF discharges	10,858	11,359	10,569	33,216	31,154
Subacute discharges	798	792	870	2,447	2,399
Total Inpatient discharges	11,656	12,151	11,439	35,663	33,553

Outpatient visits (in thousands)	320	328	239	959	720

Hospitals
Operating revenues	$39,651	$36,280	$27,513	$111,248	$82,183
Operating expenses	38,938	33,149	28,095	102,977	77,032
Selling, general and administrative	6,661	5,351	3,618	17,236	10,587
Depreciation and amortization	1,602	1,581	1,317	4,728	3,694
Operating earnings (loss)	$(7,550)	$(3,801)	$(5,517)	$(13,693)	$(9,130)
Operating earnings margin	-19.0%	-10.5%	-20.1%	-12.3%	-11.1%

End of period number of facilities	13	12	10	13	10
Patient days	33,579	30,233	24,393	92,603	71,790
Discharges	1,887	1,817	1,492	5,351	4,451

-END-